MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT AGREEMENT (the “Agreement”) is made as of the date set forth on the signature page hereto, by and between Prime Asset Finance Limited, a U.K. corporation (“Prime”), and the signatory client company hereto (the “Company”).

WHEREAS, Prime, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of international corporate management, finance, products and services, marketing and sales, business strategies, investment, acquisitions and other matters relating to the business of the Company; and

WHEREAS, the Company desires to avail itself of the expertise of Prime in the aforesaid areas, in which it acknowledges the expertise of Prime.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

1.           Appointment.

The Company hereby appoints Prime to render the advisory and consulting services described in Section 2 hereof for the term of this Agreement.

2.           Services.

(a)           During the term of this Agreement, Prime shall render to the Company, by and through such of Prime’s officers, employees, agents, representatives and affiliates as Prime, in its sole discretion shall designate, consulting and other advisory services (collectively, the “Advisory Services”) in relation to developing strategic plans for inception of operations, corporate management, the operations of the Company, strategic planning, domestic and international marketing and sales, financial advice, including, without limitation, advisory and consulting services in relation to the selection and retention of candidates for senior management of the Company and its subsidiaries, prospective strategic alliance partners, preparing acquisition growth plans, identifying prospective merger and acquisition candidates, developing value propositions for the Company and acquisition candidates, analyzing financial implications of potential transactions, advising on negotiations regarding terms and conditions of transactions, outlining and managing due diligence issues and due diligence processes, introductions to prospective customers, selection of investment bankers or other financial advisors or consultants, and advice with respect to the capital structure of the Company, equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company.  All Advisory Services to be rendered hereunder shall be made by Prime solely on a discretionary basis and solely within the scope of its knowledge and abilities. Nothing herein shall be construed to deem Prime to be acting as a fiduciary to the Company, or an officer or director of the Company, and nothing herein shall be deemed to supersede the authority of any of the officers or directors of the Company.  The officers and directors of the Company shall at all times retain sole authority to accept or reject the advice of Prime and only the officers and directors may bind the Company in respect of any advice given by Prime.

Management Services Agreement

(b)           The parties hereto acknowledge that certain events may require Prime to render services beyond the scope of activities which the parties contemplate as part of the Advisory Services herein and for which Prime shall be entitled to additional compensation hereunder. It is expressly agreed that the Advisory Services shall not include “Investment Banking Services” which shall apply only to activities undertaken by Prime outside of the United States and shall mean: any and all investment banking, financial advisory or any other services rendered by Prime to the Company in connection with raising capital for the Company, facilitating third party financing for the Company, arranging any mergers, acquisitions and divestitures by the Company or any of its subsidiaries, including, without limitation, (i) the sale of assets of the Company, sale of equity interests of the Company, by merger or otherwise, and the acquisition or disposition of any subsidiary or division of the Company, or (ii) the public or private sale of debt or equity interests of the Company, or any of its affiliates or any similar financing transactions.  All Advisory Services are also referred to herein as the “Services.”

(c)           The Company agrees to undertake any and all of its own due diligence with respect to any and all recommendations made by Prime and no reliance shall be made upon introductions made by Prime as having satisfied any and all due diligence requirements on the part of the Company.

3.           Fees.

(a)           In consideration of the rendering of the Advisory Services contemplated by Section 2(a) hereof, the Company agrees to pay to Prime (i) an inception fee of US $350,000.00 (three hundred fifty thousand U.S. dollars) (the “Inception Payment”) and (ii) a monthly services fee of US $25,000.00 (twenty five thousand U.S. dollars) per month, payable each month for the period commencing as of January 1, 2009 and continuing until the third anniversary thereof (the “Fee”).  The Inception Payment shall be made by wire transfer to Prime within three (3) business days from the execution and delivery of this Agreement.  The initial monthly Fee payment shall be payable on the first day of January 1, 2009 following execution and delivery of this Agreement.  Thereafter, all Fee payments shall be made quarterly in advance on the first business day of each calendar quarter.  The Fee and all other payments hereunder shall be delivered in such currency as requested by Prime.  None of the Fees are refundable.

(b)           In consideration of any Investment Banking Services provided to the Company in connection with the events described in the definition of Investment Banking Services, Prime shall receive in cash eight percent (8%) of the total amount of capital raised for the Company, the total amount of capital made available to the Company through third party financing, and the total value of each transaction involving mergers, acquisitions and divestitures by the Company or any of its subsidiaries.  Prime may also receive such additional reasonable compensation in respect of Investment Banking Services as agreed upon in writing by the parties and subject to approval by a majority of the independent members of the board of directors of the Company.

(c)           In consideration for sourcing revenue transactions for the Company, including without limitation, customer sales contracts, contractor and sub-contractor agreements, Prime shall receive in cash eight percent (8%) of the total value of each such transaction ( the “Sales Agency Commission”).  Prime shall give advance written notice to the Company of all parties and transactions under which Prime intends to claim a Sales Agency Commission.  The advance written notice by Prime shall be subject to written acknowledgement by an officer of the Company prior the effectiveness of such introduction for purposes of the Sales Agency Commission.

Management Services Agreement

4.           Out-of-Pocket Expenses

In addition to the compensation payable to Prime pursuant to Section 3 hereof, the Company shall, at the request of Prime, upon presentation of reasonable receipts and documentation evidencing Out-of-Pocket Expenses, pay directly, or reimburse Prime for, its reasonable Out-of-Pocket Expenses. For the purposes of this Agreement, the term “Out-of-Pocket Expenses” shall mean the amounts actually paid by Prime in cash in connection with its performance of the Services, including, without limitation, reasonable (i) fees and disbursements of any independent auditors, outside legal counsel, consultants, investment bankers, financial advisors and other independent professionals and organizations, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services and (iii) transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Prime to the Company of the statement in connection therewith.  Any and all Out-of-Pocket Expenses in excess of $5,000 per month shall require pre-approval in writing of a duly authorized officer of the Company.

5.           Indemnification

The Company will indemnify and hold harmless Prime and its officers, employees, agents, representatives, members and affiliates (each being an “Indemnified Party”) from and against any and all losses, costs, expenses, claims, damages and liabilities (the “Liabilities”) to which such Indemnified Party may become subject under any applicable law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the performance of the Services contemplated by this Agreement or the engagement of Prime pursuant to, and the performance by Prime of the Services contemplated by, this Agreement. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto, provided that, subject to the following sentence, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company’s expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. Provided that the Company is not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any claim subject to indemnification hereunder without the consent of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of Prime. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted solely from the gross negligence or willful misconduct of Prime.

Management Services Agreement

6.           Term

This Agreement shall be in effect on the date hereof and shall continue until the third anniversary of the date hereof (the “Initial Term”).  This Agreement shall automatically renew on each anniversary thereafter and continue and remain in effect for additional one year periods (each a “Renewal Term”) unless either party gives not less than ninety (90) days’ advance written notice.  This Agreement may be terminated at any time upon mutual consent of the parties.  This Agreement may be terminated by the Company upon determination of (i) any act of fraud or dishonesty, willful misconduct or gross negligence by Prime in connection with its obligations under this Agreement (ii) breach of any contractual duty of Prime to the Company under this Agreement.  This Agreement may be terminated by Prime in the event of any non-performance of the duties and obligations of the Company.  This Agreement may be terminated at any time for any reason by Prime upon not less than thirty (30) days’ advance written notice to the Company.  The provisions of Sections 5, 7 and 8 and otherwise as the context so requires shall survive the termination of this Agreement.

7.           Other Activities

Nothing herein shall in any way preclude Prime or its officers, employees, agents, representatives, members or affiliates from engaging in any business activities or from performing services for its or their own respective account or for the account of others, including for companies that may do business with the Company or have interests which are substantially similar to the business conducted by the Company.  Where Prime has an ownership interest in any companies or organizations with whom the Company directly engages in business relationships (“Interested Transactions”) Prime undertakes to disclose such relationships in writing to the corporate governance officer of the Company or another duly authorized officer of the Company.  Nothing herein shall be construed as an undertaking of unique or exclusive services of Prime solely on behalf of the Company.  The Company expressly waives any and all actual or potential conflicts with respect to Prime’s past, present or future relationships of any nature or kind with any and all Company officers, directors, shareholders, agents, accountants, counsel or third parties and their respective affiliates with whom Prime has, or has had, dealings or business relationships of any nature or kind.

Management Services Agreement

8.           General.

(a)           No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the parties hereto; provided, however, that Prime may assign or transfer its duties or interests hereunder to a Prime affiliate at the sole discretion of Prime.

(c)           Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given upon confirmation of receipt or refusal of delivery, if the same shall be sent by registered or certified mail, return receipt requested, or by internationally recognized courier and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the registered address of record and may be changed upon Notice as provided herein to the other party regarding such change of address.

(d)           This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(e)           All controversies arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by a single arbitrator appointed in accordance with the said Rules. The place of arbitration shall be Zurich, Switzerland.  The arbitration shall be conducted in the English language.  The prevailing party in any such arbitration shall be awarded reimbursement of any and all fees, costs, expenses and disbursements incurred with respect to such arbitration.  The award of any such arbitration may be entered by any court of competent jurisdiction.  In the event of any doubt regarding the enforceability of the arbitration provisions herein, this Agreement shall be governed by, and enforced in accordance with, the laws of the State of New York (excluding the choice of law principles thereof).  This Agreement shall inure to the benefit of, and be binding upon, Prime and the Company (including any present or future subsidiaries of the Company that are not signatories hereto), and their respective successors and assigns.

Management Services Agreement

(f)           All information provided by the Company will be when delivered to Prime and on the closing date of all transactions be complete and correct in all material respects and will not knowingly contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  The Company shall advise Prime immediately of the occurrence of any event or circumstance that results in any Company document containing untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and shall furnish to Prime copies of amended or supplemented documents that correct such statement or omission in such quantities as Prime may from time to time reasonably request. All financial or other projections of the Company will be prepared in good faith on the basis of reasonable assumptions. The Company acknowledges that Prime (i) will be using and relying on all Company information without independently verification of the same, (ii) does not assume responsibility for the accuracy or completeness of such information; and (iii) will not make any appraisal of any assets of the Company.  Except as otherwise provided herein, nothing herein shall require Prime to deliver to the Company any reports, memoranda or other documentation of any nature or kind except as determined by Prime.

(g)           The Company has full corporate power and authority to execute and deliver this Agreement on behalf of itself and its affiliates and to perform its obligations hereunder, and all consents, authorizations, approvals and orders required in connection with the execution, delivery and performance hereof have been obtained. This Company represents and warrants to the Prime that the Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms and that the execution, delivery and performance of this Agreement by the Company and the Prime will not conflict with, result in a breach of any of the terms or provisions of or constitute a violation or a default under any laws, rules or regulations applicable to the Company and the Prime pertaining to the subject matter herein or under any material agreement or instrument to which the Company is a party or by which the Company is bound. Nothing herein shall be construed as an undertaking of unique or exclusive services of the Prime solely on behalf of the Company.  The Company agrees to undertake any and all of its own due diligence with respect to any and all prospective Investors and proposed Corporate Development.  The Company expressly waives any and all actual or potential conflicts with respect to the Primes past, present or future relationships of any nature or kind with any Investors or their respective affiliates.

(h)           Prime shall be entitled to fully rely upon all documents and materials provided by the Company as true and correct in all respects and the Company shall indemnify and hold harmless Prime and its officers, directors, employees and agents for any and all losses incurred by Prime as a result of any material misstatement or omission in such marketing materials, which losses shall include, without limitation, all fees, costs, expenses and disbursements of counsel defending Prime against claims for such losses as well as enforcement of this Agreement.  The officers and directors of the Company shall independently review and confirm the validity of all facts in all materials prepared by Prime.

(i)           No advice rendered by Prime pursuant to this Agreement may be disclosed publicly in any manner without Prime’s prior written approval, except as may be required by law, regulation or court order but subject to the limitation below.  If the Company is required or reasonably expects to be required to disclose any advice, the Company shall provide Prime with prompt notice thereof so that Prime may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy.  Whether or not such a protective order or other remedy is obtained, the Company will and will cause its affiliates to disclose only that portion of such advice that the Company is so required to disclose.

Management Services Agreement

(j)           The Company shall not directly or indirectly or through any third party take any action to circumvent this Agreement or the rights of Prime set forth herein.  The Company undertakes and promises that it will not circumvent the Prime by dealing directly with any prospective counterparties introduced by the Prime to the Company, unless authorized by the Prime in writing to deal directly with them.

(k)           This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts. Each set of counterparts showing execution by all parties shall be deemed an original, and shall constitute one and the same instrument.

(l)           The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

(m)           Prime agrees to comply with any and all laws, rules, and regulations applicable to the activities of Prime as well as all policies of the Company applicable to legal and regulatory compliance matters, including, without limitation, the Company’s Foreign Practices Compliance Policy.

[Signature Page Follows]

Management Services Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of this 1st day of April, 2009, by their duly authorized officers or agents as set forth below.

Prime Asset Finance Limited

By:	/s/ Hany Salem
Name: Hany Salem
Title: Chief Executive Officer

Company: Prime Sun Power Inc.

By:	/s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary
Address for Notices: 104 Summit Avenue, P.O. Box 80
Summit, NJ 07902-0080